UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 7, 2019

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Hanagar Street, Hod Hasharon, Israel	4527708
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2019, Wize Pharma, Inc. (the “Company”) entered into a joint venture agreement with Cannabics Pharmaceuticals, Inc. (“Cannabics”). The agreement will become effective one business day following receipt of an opinion, within 30 days from execution of the agreement, from a mutually selected third party describing the regulatory pathway for eye drops containing cannabinoids or cannabinoid strings. If such opinion is not received within 30 days, the joint venture agreement will terminate.

Pursuant to the agreement, the parties agreed to form a new joint venture company within fourteen days from the effective date of the agreement, for the purpose of researching, developing and administering cannabinoid formulations to treat ophthalmic conditions. The new company will initially be owned 50% each by the Company and Cannabics. Promptly following the effective date, the Company and Cannabics will work together to prepare a business plan for the new company, to be completed within 30 days after the effective date. The initial board of directors of the new company will consist of three members, including one each appointed by the Company and Cannabics, and one industry expert recommended by the Company and approved by Cannabics. The initial officers of the Company will be Noam Danenberg (the Company’s chairman) and Eyal Barad (Cannabics’ chief executive officer), who will serve as co-chief executive offices. If the business plan is not approved by the Company and Cannabics by June 30, 2019, the joint venture agreement will then expire.

The Company agreed to issue to Cannabics 900,000 shares of the Company’s common stock upon the effective date, and Cannabics agreed to issue to the Company 2,263,944 shares of Cannabics’ common stock, upon the effective date.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing description of the joint venture agreement is qualified by reference to the full text of the agreement, which is filed as an exhibit to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On February 7, 2019, the Company issued a press release regarding the joint venture agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Joint Venture Agreement
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

Date: February 12, 2019	By:	/s/ Or Eisenberg
		Name:	Or Eisenberg
		Title:	Chief Executive Officer

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